Exhibit 99.1

S.Y. Bancorp Second Quarter 2010 Earnings Increase 29% to $0.40 Per Diluted Share

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 21, 2010--S.Y. Bancorp, Inc. (NASDAQ:SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville metropolitan area, Indianapolis and Cincinnati, today reported financial results for the second quarter and first half of 2010. Net income per diluted share for the second quarter of 2010 totaled $0.40, up 29% from the year-earlier quarter, while net income per diluted share for the first six months of the year rose 17% to $0.77. The Company's higher earnings reflected solid loan growth over the past year coupled with a steadily improving net interest margin, together driving a 16% increase in net interest income for the quarter compared with the year-earlier period. Higher fees from investment management and trust services also contributed to the Company's improved results, and the substantial FDIC special assessment in the second quarter of 2009 was another factor in the favorable quarterly and year-to-date comparisons. The following is a summary of results for the second quarter and six months ended June 30, 2010 and 2009:

Quarter Ended June 30,	2010	2009	Change
Net income	$5,556,000	$4,288,000	30%
Net income per share, diluted	$0.40	$0.31	29%
Return on average equity	13.93%	11.53%
Return on average assets	1.23%	1.01%

Six Months Ended June 30,	2010	2009	Change
Net income	$10,537,000	$9,025,000	17%
Net income per share, diluted	$0.77	$0.66	17%
Return on average equity	13.35%	12.33%
Return on average assets	1.18%	1.10%

"We are very pleased to report strong and accelerating earnings growth for the second quarter, which underscores our continued focus on the fundamentals of our business," said David Heintzman, Chairman and Chief Executive Officer. "These include our ability to provide a broad selection of financial services with unrivaled customer service, diversify our business geographically across three economically attractive markets, and maintain solid credit quality. The first two of these factors help explain the success we have achieved in both our home market of Louisville as well as our expansion markets in Indianapolis and Cincinnati, which have contributed 46% of our total loan growth and 66% of our deposit growth over the past year – demonstrating an enthusiastic response by customers to Stock Yards Bank & Trust's style of community banking. It's also seen in the growth we have experienced in our investment management and trust services department, where assets under management have increased to $1.50 billion at June 30, 2010, from $1.38 billion a year ago, reflecting both the general rise in stock market values as well as new account growth.

"We are fortunate in that our consistent credit practices have helped maintain sound credit quality in our portfolio," Heintzman continued. "While credit costs continue to be elevated following more than a year of recessionary conditions, the level of non-performing loans has been stable in 2010 and is still well below the typical level for our peers, and our net charge-offs remain very low. However, until the economy strengthens sufficiently to bring this challenging credit cycle to an end, the risk of increased problem loans continues."

Concluding, Heintzman said, "Although the near-term economic outlook continues to be unsettled, we are cautiously optimistic that the worst of the recession is behind us. Clearly, risks remain high until the economic recovery gains better traction, real estate values stabilize and unemployment levels begin to decline meaningfully. Still, we believe the tried and proven growth strategies we have in place, based on a conservative foundation and a customer-driven culture, can continue to produce solid and consistent growth over the long term."

S.Y. Bancorp's total assets increased 6% to $1.859 billion at June 30, 2010, from $1.747 billion at June 30, 2009, and 3% from $1.802 billion at March 31, 2010. The Company's loan portfolio rose 6% to $1.477 billion at June 30, 2010, from $1.399 billion at June 30, 2009, and 3% from $1.441 billion at March 31, 2010. Deposits increased 10% to $1.474 billion at June 30, 2010, compared with $1.337 billion a year ago, and were up 3% from $1.435 billion at March 31, 2010.

In the second quarter of 2010, capital levels remained in excess of what is required to be considered "well-capitalized" under regulatory standards – the highest capital rating for financial institutions. The Tier 1 leverage ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio at June 30, 2010, were 10.36%, 11.83% and 13.71%, respectively, all exceeding the required minimums of 5%, 6% and 10%, respectively, necessary to be deemed a well-capitalized institution. The ratio of tangible common equity to total tangible assets was 8.68% of total assets as of June 30, 2010, versus 8.70% of total assets as of March 31, 2010, and 8.52% at June 30, 2009 (see reconciliation of GAAP/non-GAAP measures later in this release).

Net interest income – the Company's largest source of revenue – increased $2,230,000 or 16% in the second quarter of 2010 compared with the year-earlier period. This increase primarily reflected a higher level of interest-earning assets year over year as well as an ongoing improvement in net interest margin. In the second quarter of 2010, net interest margin of 3.97% was up 13 basis points from 3.84% in the first quarter of 2010 and was 31 basis points higher versus 3.66% in the second quarter of 2009. For the first half of 2010, net interest income increased $3,916,000 or 14% compared with the prior-year period. Net interest margin for the first half of 2010 rose 18 basis points to 3.91% from 3.73% a year ago.

Non-performing loans (NPLs) totaled $13,804,000 or 0.93% of total period-end loans outstanding at June 30, 2010, little changed compared with $13,482,000 or 0.94% of total period-end loans outstanding at March 31, 2010, but up from $8,820,000 or 0.63% of period-end loans at June 30, 2009. The increase over the past year reflected the ongoing economic stress witnessed in 2009, which has continued into 2010. Non-performing assets (NPAs), which include non-performing loans, other real estate owned (OREO) and repossessed assets, reflected similar trends and totaled $15,842,000 or 0.85% of total assets at June 30, 2010, again little changed from $16,091,000 or 0.89% of total assets at March 31, 2010, but up from $10,440,000 or 0.60% of total assets at June 30, 2009. At current levels, the relative amounts of NPLs and NPAs continue to trend at the high end of the historic range for these metrics over the past five years, but remain substantially below industry averages.

Net charge-offs in the second quarter of 2010 totaled $1,262,000 or 0.09% of average loans versus $884,000 or 0.06% of average loans in the first quarter of 2010 and $1,331,000 or 0.10% of average loans in the year-earlier quarter. Net charge-offs for the first six months of 2010 currently annualize to 0.30% of average loans, a level well below that for the full year 2009 and notable considering current economic conditions.

OREO and repossessed assets declined sequentially in the second quarter of 2010 reflecting successful collateral sales. Should market conditions worsen and foreclosed assets increase significantly, the Company's flexibility to approach collateral sales in an orderly fashion to minimize losses may be reduced and management may be forced to liquidate problem loans more rapidly, thus increasing the loss on these assets.

The Company's loan loss provision for the second quarter of 2010 was $2,384,000 compared with $2,200,000 in the year-earlier period and $2,695,000 in the first quarter of 2010. The increased provision for the first quarter of 2010 resulted from a consistent allowance methodology that is driven by risk ratings. Since the Company is unable to determine how long business and economic conditions will continue to be depressed or when they will begin to improve meaningfully, S.Y. Bancorp intends to continue with its historically conservative stance toward credit quality, remaining cautious in assessing the potential risk in the loan portfolio. The Company's allowance for loan losses was 1.55% of total loans at June 30, 2010, versus 1.51% of total loans at March 31, 2010, and 1.22% at June 30, 2009.

Non-interest income declined $78,000 or 1% to $7,986,000 in the second quarter compared with $8,064,000 in the same quarter last year. This decrease reflected primarily due to a decline of $510,000 in the value of the domestic private equity fund, which more than offset a $431,000 or 15% increase in investment management and trust services income, the largest component of non-interest income, due to account growth. Non-interest income increased $1,394,000 or 10% to $16,019,000 in the first half of 2010 compared with $14,625,000 in the year-earlier period, reflecting primarily growth in investment management and trust services income as well as higher bankcard transaction revenue and service charges on deposit accounts. Also included in the first half was an increase of $227,000 of the value of the domestic private equity fund, partially offset by a decrease of $144,000 in fees related to mortgage banking.

Non-interest expense increased $414,000 or 3% to $14,444,000 in the second quarter of 2010 versus $14,030,000 in the same period last year. The increase reflected higher salaries and employee benefits expense due to increased staffing levels, primarily related to the Company's expansion in Cincinnati last year, profit-related bonus accruals, and higher health insurance costs, as well as increased net occupancy expense in Cincinnati. These increases were partially offset by lower FDIC insurance expense for the second quarter of 2010 following a special assessment of $786,000 in the year-earlier period. Non-interest expense increased $1,960,000 or 7% to $28,259,000 in the first half of 2010 compared with $26,299,000 in the year-earlier period primarily due to the same factors. The Company's second quarter efficiency ratio was 58.10% compared with 61.96% in the second quarter of 2009.

In May 2010, S.Y. Bancorp's Board of Directors declared its regular quarterly cash dividend of $0.17 per share. The latest dividend was distributed on July 1, 2010, to stockholders of record as of June 14, 2010.

Louisville, Kentucky-based S.Y. Bancorp, Inc., with $1.9 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT. The trust preferred securities of S.Y. Bancorp Capital Trust II also trade on the NASDAQ Global Select Market under the symbol SYBTP.

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company.

The following table provides a reconciliation of total stockholders' equity to tangible common equity in accordance with applicable regulatory requirements and GAAP. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

S.Y. Bancorp, Inc.
Tangible Common Equity Ratio
(Amounts in thousands)

	June 30,	March 31,	June 30,
	2010	2010	2009
Total stockholders' equity (a)	$162,035	$157,336	$149,524
Less goodwill	(682)	(682)	(682)
Tangible common equity (c)	$161,353	$156,654	$148,842

Total assets (b)	$1,859,478	$1,801,977	$1,746,759
Less goodwill	(682)	(682)	(682)
Tangible assets (d)	$1,858,796	$1,801,295	$1,746,077

Total stockholders' equity to total assets (a/b)	8.71%	8.73%	8.56%
Tangible common equity ratio (c/d)	8.68%	8.70%	8.52%

S. Y. Bancorp, Inc. Financial Information
Second Quarter 2010 Earnings Release
(In thousands unless otherwise noted)
	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Income Statement Data
Net interest income, fully tax equivalent (1)	$16,873	$14,581	$32,944	$28,952
Interest income
Loans	$19,715	$19,204	$38,929	$37,947
Federal funds sold	19	17	44	20
Mortgage loans held for sale	53	105	119	181
Securities	1,661	1,471	3,313	3,166
Total interest income	21,448	20,797	42,405	41,314
Interest expense
Deposits	3,394	4,664	7,076	9,337
Securities sold under agreements to repurchase	81	49	168	108
Federal funds purchased	8	16	17	38
Federal Home Loan Bank advances	556	868	1,081	1,648
Subordinated debentures	862	883	1,722	1,758
Total interest expense	4,901	6,480	10,064	12,889
Net interest income	16,547	14,317	32,341	28,425
Provision for loan losses	2,384	2,200	5,079	3,825
Net interest income after provision for loan losses	14,163	12,117	27,262	24,600
Non-interest income
Investment management and trust income	3,232	2,801	6,493	5,472
Service charges on deposit accounts	2,119	2,038	4,003	3,849
Bankcard transaction revenue	863	747	1,614	1,406
Gains on sales of mortgage loans held for sale	445	444	830	943
Gain (loss) on the sale of securities	-	-	-	-
Brokerage commissions and fees	503	437	959	822
Bank owned life insurance	248	245	491	488
Other non-interest income	576	1,352	1,629	1,645
Total non-interest income	7,986	8,064	16,019	14,625
Non-interest expense
Salaries and employee benefits expense	8,319	7,669	16,408	15,069
Net occupancy expense	1,296	1,013	2,572	2,021
Data processing expense	1,322	1,248	2,459	2,279
Furniture and equipment expense	321	307	635	599
FDIC insurance expense	531	1,245	1,002	1,667
Other non-interest expenses	2,655	2,548	5,183	4,664
Total non-interest expense	14,444	14,030	28,259	26,299
Net income before income tax expense	7,705	6,151	15,022	12,926
Income tax expense	2,149	1,863	4,485	3,901
Net income	$5,556	$4,288	$10,537	$9,025

Weighted average shares - basic	13,690	13,564	13,668	13,532
Weighted average shares - diluted	13,790	13,729	13,752	13,683

Net income per share, basic	$0.41	$0.32	$0.77	$0.67
Net income per share, diluted	0.40	0.31	0.77	0.66
Cash dividend declared per share	0.17	0.17	0.34	0.34

Balance Sheet Data (at period end)
Total loans			$1,477,304	$1,398,679
Allowance for loan losses			22,933	17,077
Total assets			1,859,478	1,746,759
Non-interest bearing deposits			250,427	205,403
Interest bearing deposits			1,223,404	1,131,610
Federal home loan bank advances			70,448	90,458
Subordinated debentures			40,900	40,930
Stockholders' equity			162,035	149,524
Total shares outstanding			13,695	13,580
Book value per share			11.83	11.01
Market value per share			22.98	24.17

S. Y. Bancorp, Inc. Financial Information
Second Quarter 2010 Earnings Release

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Average Balance Sheet Data
Average federal funds sold	$32,260	$30,751	$43,233	$17,348
Average investment securities	206,778	170,572	202,607	165,790
Average loans	1,460,147	1,390,379	1,449,203	1,375,964
Average earning assets	1,703,151	1,599,655	1,699,431	1,566,049
Average assets	1,813,302	1,694,508	1,804,996	1,661,208
Average interest bearing deposits	1,216,096	1,116,202	1,213,795	1,098,282
Average total deposits	1,441,865	1,311,330	1,433,976	1,287,681
Average securities sold under agreement to repurchase	51,028	43,804	53,225	48,182
Average federal funds purchased	17,217	27,023	17,458	21,928
Average short-term borrowings	1,281	1,059	1,269	1,048
Average long-term debt	105,964	125,015	103,672	118,048
Average interest bearing liabilities	1,391,586	1,313,103	1,389,419	1,287,488
Average stockholders' equity	159,983	149,113	159,122	147,631

Performance Ratios
Annualized return on average assets	1.23%	1.01%	1.18%	1.10%
Annualized return on average equity	13.93%	11.53%	13.35%	12.33%
Net interest margin, fully tax equivalent	3.97%	3.66%	3.91%	3.73%
Non-interest income to total revenue, fully tax equivalent	32.13%	35.61%	32.72%	33.56%
Efficiency ratio	58.10%	61.96%	57.72%	60.35%

Capital Ratios
Average stockholders' equity to average assets	8.82%	8.80%	8.82%	8.89%
Tier 1 risk-based capital			11.83%	11.55%
Total risk-based capital			13.71%	13.31%
Leverage			10.36%	10.49%

Loans by Type
Commercial and industrial			$315,462	$347,180
Construction and development			182,436	193,855
Real estate mortgage - commercial investment			337,830	286,237
Real estate mortgage - owner occupied commercial			304,540	226,755
Real estate mortgage - 1-4 family residential			161,466	153,316
Home equity - first lien			41,043	39,858
Home equity - junior lien			98,119	116,946
Consumer			36,408	34,532

Asset Quality Data
Allowance for loan losses to total loans			1.55%	1.22%
Allowance for loan losses to average loans	1.57%	1.23%	1.58%	1.24%
Allowance for loan losses to non-performing loans			166.13%	193.62%
Nonaccrual loans			$9,640	$6,123
Troubled debt restructuring			3,548	773
Loans - 90 days past due & still accruing			616	1,924
Total non-performing loans			13,804	8,820
OREO and repossessed assets			2,038	1,620
Total non-performing assets			15,842	10,440
Non-performing loans to total loans			0.93%	0.63%
Non-performing assets to total assets			0.85%	0.60%
Net charge-offs to average loans (2)	0.09%	0.10%	0.15%	0.15%
Net charge-offs	$1,262	$1,331	$2,146	$2,129

Other Information
Total assets under management (in millions)			$1,499	$1,375
Full-time equivalent employees			474	457

S. Y. Bancorp, Inc. Financial Information
Second Quarter 2010 Earnings Release

	Five Quarter Comparison
	6/30/10	3/31/10	12/31/09	9/30/09	6/30/09
Income Statement Data
Net interest income, fully tax equivalent (1)	$16,873	$16,071	$15,797	$14,980	$14,581
Net interest income	$16,547	$15,794	$15,533	$14,717	$14,317
Provision for loan losses	2,384	2,695	5,475	3,475	2,200
Net interest income after provision for loan losses	14,163	13,099	10,058	11,242	12,117
Investment management and trust income	3,232	3,261	2,977	2,731	2,801
Service charges on deposit accounts	2,119	1,884	2,129	2,120	2,038
Bankcard transaction revenue	863	751	758	745	747
Gains on sales of mortgage loans held for sale	445	385	553	667	444
Gain (loss) on the sale of securities	-	-	(339)	-	-
Brokerage commissions and fees	503	456	491	436	437
Bank owned life insurance	248	243	251	249	245
Other non-interest income	576	1,053	627	1,253	1,352
Total non-interest income	7,986	8,033	7,447	8,201	8,064
Salaries and employee benefits expense	8,319	8,089	7,509	7,569	7,669
Net occupancy expense	1,296	1,276	1,104	1,060	1,013
Data processing expense	1,322	1,137	1,109	1,091	1,248
Furniture and equipment expense	321	314	319	316	307
FDIC Insurance expense	531	471	549	471	1,245
Other non-interest expenses	2,655	2,528	3,015	2,521	2,548
Total non-interest expense	14,444	13,815	13,605	13,028	14,030
Net income before income tax expense	7,705	7,317	3,900	6,415	6,151
Income tax expense	2,149	2,336	1,016	2,016	1,863
Net income	$5,556	$4,981	$2,884	$4,399	$4,288

Weighted average shares - basic	13,690	13,645	13,593	13,584	13,564
Weighted average shares - diluted	13,790	13,718	13,680	13,702	13,729

Net income per share, basic	$0.41	$0.37	$0.21	$0.32	$0.32
Net income per share, diluted	0.40	0.36	0.21	0.32	0.31
Cash dividend declared per share	0.17	0.17	0.17	0.17	0.17

Balance Sheet Data (at period end)
Total loans	$1,477,304	$1,441,196	$1,435,462	$1,412,178	$1,398,679
Allowance for loan losses	22,933	21,811	20,000	19,839	17,077
Total assets	1,859,478	1,801,977	1,791,479	1,763,533	1,746,759
Non-interest bearing deposits	250,427	232,201	211,352	216,490	205,403
Interest bearing deposits	1,223,404	1,202,813	1,206,832	1,145,261	1,131,610
Federal home loan bank advances	70,448	60,450	60,453	90,456	90,458
Subordinated debentures	40,900	40,900	40,930	40,930	40,930
Stockholders' equity	162,035	157,336	153,614	153,265	149,524
Total shares outstanding	13,695	13,683	13,607	13,588	13,580
Book value per share	11.83	11.50	11.29	11.28	11.01
Market value per share	22.98	22.75	21.35	23.09	24.17

S. Y. Bancorp, Inc. Financial Information
Second Quarter 2010 Earnings Release

	Five Quarter Comparison
	6/30/10	3/31/10	12/31/09	9/30/09	6/30/09
Average Balance Sheet Data
Average loans	$1,460,147	$1,438,138	$1,422,930	$1,391,207	$1,390,379
Average assets	1,813,302	1,796,599	1,782,938	1,762,706	1,694,508
Average earning assets	1,703,151	1,695,669	1,686,836	1,666,277	1,599,655
Average total deposits	1,441,865	1,425,999	1,388,964	1,361,975	1,311,330
Average long-term debt	105,964	101,355	119,732	131,387	125,015
Average interest bearing liabilities	1,391,586	1,387,228	1,371,245	1,373,296	1,313,103
Average stockholders' equity	159,983	158,252	155,513	152,006	149,113

Performance Ratios
Annualized return on average assets	1.23%	1.12%	0.64%	0.99%	1.01%
Annualized return on average equity	13.93%	12.76%	7.36%	11.48%	11.53%
Net interest margin, fully tax equivalent	3.97%	3.84%	3.72%	3.57%	3.66%
Non-interest income to total revenue, fully tax equivalent	32.13%	33.33%	32.04%	35.38%	35.61%
Efficiency ratio	58.10%	57.31%	58.53%	56.20%	61.96%

Capital Ratios
Average stockholders' equity to average assets	8.82%	8.81%	8.72%	8.62%	8.80%
Tier 1 risk-based capital	11.83%	11.83%	11.66%	11.68%	11.55%
Total risk-based capital	13.71%	13.73%	13.55%	13.57%	13.31%
Leverage	10.36%	10.26%	10.16%	10.22%	10.49%

Loans by Type
Commercial and industrial	$315,462	$299,878	$336,889	$336,395	$347,180
Construction and development	182,436	200,529	204,653	198,586	193,855
Real estate mortgage - commercial investment	337,830	320,544	326,421	311,206	286,237
Real estate mortgage - owner occupied commercial	304,540	282,258	230,001	218,611	226,755
Real estate mortgage - 1-4 family residential	161,466	159,733	147,342	155,227	153,316
Home equity - 1st lien	41,043	39,676	41,644	39,566	39,858
Home equity - junior lien	98,119	101,126	108,398	113,132	116,946
Consumer	36,408	37,452	40,114	39,455	34,532

Asset Quality Data
Allowance for loan losses to total loans	1.55%	1.51%	1.39%	1.40%	1.22%
Allowance for loan losses to average loans	1.57%	1.52%	1.41%	1.43%	1.23%
Allowance for loan losses to non-performing loans	166.13%	161.78%	165.28%	227.93%	193.62%
Nonaccrual loans	$9,640	$9,546	$10,455	$7,166	$6,123
Troubled debt restructuring	3,548	3,574	753	761	773
Loans - 90 days past due & still accruing	616	362	893	777	1,924
Total non-performing loans	13,804	13,482	12,101	8,704	8,820
OREO and repossessed assets	2,038	2,609	1,616	1,937	1,620
Total non-performing assets	15,842	16,091	13,717	10,641	10,440
Non-performing loans to total loans	0.93%	0.94%	0.84%	0.62%	0.63%
Non-performing assets to total assets	0.85%	0.89%	0.77%	0.60%	0.60%
Net charge-offs to average loans (2)	0.09%	0.06%	0.37%	0.05%	0.10%
Net charge-offs	1,262	$884	$5,314	$713	$1,331

Other Information
Total assets under management (in millions)	$1,499	$1,574	$1,546	$1,453	$1,375
Full-time equivalent employees	474	471	470	467	457

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(2) - Interim ratios not annualized

Certain prior-period amounts have been reclassified to conform with current presentation.

CONTACT:
S.Y. Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President, Treasurer and Chief Financial Officer